                                                                    EXHIBIT 99.1


[INNOVATIVE GAMING CORPORATION OF AMERICA LETTERHEAD]


TUESDAY, AUGUST 14, 2001
PRESS RELEASE

SOURCE: Innovative Gaming Corporation of America

       INNOVATIVE GAMING ACQUIRES THE ULTIMATE CASHLESS GAMING TECHNOLOGY
         CREDIT CARD TECHNOLOGY WILL REVOLUTIONIZE HOW SLOTS ARE PLAYED

LAS VEGAS, AUGUST 14 / PRNEWSWIRE / -- INNOVATIVE GAMING CORPORATION OF AMERICA (NASDAQ: IGCA - NEWS) today announced it has acquired the eight U.S. and corresponding foreign patents that will allow the exclusive use of common charge cards on slot machines. The patents are the key to the potential conversion of the more than two-million slot machines which, according to Deutsche Alex Brown, exist worldwide. The patents are applicable to all new slot machines as well. All credit, debit and ATM cards issued by any bank or financial institution can be utilized with this new technology.

According to Chairman and CEO of IGCA, Roland Thomas, "These are the most significant patents in the gaming industry with regard to cashless gaming. Our patents will eliminate the need for players to carry cash. The system we're developing will provide players with the first detailed accounting of funds, receipts, and also the convenience of never having to leave a gaming position to seek out more funds. These patents also give us a remarkable opportunity to further reduce the estimated one percent of players who are problem gamers."

IGCA's developing system will detect underage and unauthorized gamers. It will allow a player to set his own fund limit and includes a "cooling off" period to ensure any player who reaches his self-set limit must cease playing and wait a period of time before playing on that credit card again.

Even gaming critics are applauding IGCA's new technology. Former California Governor, Leo McCarthy who helped draft congress' national gambling impact report said " I'm impressed with IGCA's responsible approach to gaming. No one else in this industry is doing anything like this."

IGCA's new technology is expected to provide great benefits to casinos by opening new revenue sources and increasing customer base by reducing the wait time players currently experience when they are trying to get funds, reducing the handling of currency and coins and by providing access to new strategic marketing methods for player development.

IGCA's new credit card patents strengthen its solid gaming technology base, which includes revolutionary internet technology and the company's exclusive PC-based Linux slot machine operating system.

CEO Thomas says "These patents reconfirm IGCA's commitment as a technology leader in the gaming industry."

Innovative Gaming Corporation of America, through its wholly-owned operating subsidiary, Innovative Gaming, Inc., develops, manufactures and distributes fast playing, high-entertainment gaming machines. The Company distributes its products both directly to the gaming market and through licensed distributors.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the forward looking matters discussed in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's liquidity, the timing of regulatory approvals, as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission, such as the Company's Form 10K for the fiscal year ended December 31, 2000. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


FOR FURTHER INFORMATION CONTACT:


IGCA Investor Relations:                             Media Contact:
Anthony D. Altavilla                                 Christi O'Connor
Managing Director                                    Managing Director
Redwood Consultants, LLC.                            Medallion Media
Phone: 415-380-0500                                  Phone: 415- 883-2491
                                                     www.medallionmedia.com
WWW.IGCA.COM



                                                                     Page 2 of 2